UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 8, 2006

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800 Bethesda, MD 20817

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DiamondRock Hospitality Company had reported in a Form 8-K filed on December 13, 2006 (the “Original Form 8-K”) that it acquired the Renaissance Austin Hotel and the Renaissance Waverly Atlanta Hotel (the “Renaissance Hotels”) in a single $237.5 million transaction. Pursuant to the rules of the United States Securities Exchange Commission, we have 71 days after the date on which the Original Form 8-K was filed to amend such filing to include audited financial statements for the Renaissance Hotels. This Form 8-K/A is being filed to provide our investors with such financial statements and pro forma financial information. This Form 8-K/A does not make any other changes from the previously filed Form 8-K on December 13, 2006.

ITEM 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Consolidated financial statements for WSRH Atlanta Waverly Mezz, L.L.C. independent auditors’ report

Independent Auditors’ Report
Consolidated Balance Sheet, October 6, 2006
Consolidated Statement of Operations, Period from December 31, 2005 to October 6, 2006
Consolidated Statement of Member’s Equity, Period from December 31, 2005 to October 6, 2006
Consolidated Statement of Cash Flows, Period from December 31, 2005 to October 6, 2006
Notes to Consolidated Financial Statements

Consolidated financial statements for WSRH Austin Mezz, L.P. with independent auditors’ report

Independent Auditors’ Report
Consolidated Balance Sheet, October 6, 2006
Consolidated Statement of Operations, Period from December 31, 2005 to October 6, 2006
Consolidated Statement of Partners’ Capital, Period from December 31, 2005 to October 6, 2006
Consolidated Statement of Cash Flows, Period from December 31, 2005 to October 6, 2006
Notes to Consolidated Financial Statements

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Financial Information
Pro Forma Consolidated Balance Sheet as of September 8, 2006
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 8, 2006
Pro Forma Consolidated Statement of Operations for the period from January 1, 2006 to September 8, 2006
Notes to Pro Forma Consolidated Statement of Operations for the Period from January 1, 2006 to September 8, 2006
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP

Independent Auditors’ Report

The Member
WSRH Atlanta Waverly Mezz, L.L.C.:

We have audited the accompanying consolidated balance sheet of WSRH Atlanta Waverly Mezz, L.L.C. (a Delaware limited liability company) (the Company) as of October 6, 2006 and the related consolidated statements of operations, member’s equity, and cash flows for the period from December 31, 2005 to October 6, 2006. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WSRH Atlanta Waverly Mezz, L.L.C. as of October 6, 2006 and the results of their operations and their cash flows for the period from December 31, 2005 to October 6, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

December 19, 2006

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Consolidated Balance Sheet

October 6, 2006

Assets
Current assets:
Cash and cash equivalents	$1,848,133
Cash held by hotel manager	189,554
Restricted cash	4,348,967
Accounts receivable, net of allowance for doubtful accounts of $42,684	2,066,106
Inventories	170,151
Prepaid expenses	376,421
Due from affiliate	470,908

Total current assets	9,470,240
Investment in hotel property:
Land	9,474,000
Building and improvements	77,009,211
Furniture, fixtures, and equipment	8,604,934

95,088,145
Less accumulated depreciation	(5,368,629)

Total investment in hotel property, net of accumulated depreciation	89,719,516
Other assets	257,917
Deferred financing costs, net of accumulated amortization	131,807

Total assets	$99,579,480

Liabilities and Member’s Equity
Current liabilities:
Accrued interest payable	$419,172
Accounts payable and accrued expenses	1,363,604
Advance deposits	437,654

Total current liabilities	2,220,430
Notes payable	78,500,000

Total liabilities	80,720,430
Commitments and contingencies
Member’s equity	18,859,050

Total liabilities and member’s equity	$99,579,480

See accompanying notes to consolidated financial statements.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Consolidated Statement of Operations

Period from December 31, 2005 to October 6, 2006

Department revenues:
Rooms	$14,526,286
Food and beverage	12,437,259
Telephone	237,343
Other	835,270

Total department revenues	28,036,158

Department expenses:
Rooms	3,460,593
Food and beverage	7,633,029
Telephone	225,540
Other	183,094

Total department expenses	11,502,256

Operating expenses:
Sales and marketing	1,991,693
General and administrative	2,326,358
Utilities	824,635
Repairs and maintenance	1,140,874
Training and relocation	102,000
Insurance and claims expense	181,527
Management fee	916,084
Real estate taxes	821,948
Depreciation	3,301,926
Other	400,263

Total operating expenses	12,007,308

Operating income	4,526,594

Other expenses:
Interest expense	4,105,515
Amortization of deferred financing costs	56,489

Total other expenses	4,162,004

Net income	$364,590

See accompanying notes to consolidated financial statements.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Consolidated Statement of Member’s Equity

Period from December 31, 2005 to October 6, 2006

Balance – December 31, 2005	$18,494,460
Net income	364,590

Balance – October 6, 2006	$18,859,050

See accompanying notes to consolidated financial statements.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Consolidated Statement of Cash Flows

Period from December 31, 2005 to October 6, 2006

Cash flows from operating activities:
Net income	$364,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,358,415
Change in fair market value of interest rate caps	13,263
Changes in assets and liabilities:
Restricted cash	813,194
Accounts receivable, net	97,416
Inventories	1,960
Prepaid expenses	(271,410)
Other assets	19,770
Accrued interest payable	138,825
Accounts payable and accrued expenses	48,653
Advance deposits	120,412

Net cash provided by operating activities	4,705,088

Cash flows from investing activities:
Capital additions to hotel property	(4,453,305)
Restricted cash	392,501

Net cash used in investing activities	(4,060,804)

Cash flows from financing activities:
Due from affiliate	(184,035)

Net cash used in financing activities	(184,035)

Net increase in cash and cash equivalents and cash held by hotel manager	460,249
Cash and cash equivalents and cash held by hotel manager, beginning of period	1,577,438

Cash and cash equivalents and cash held by hotel manager, end of period	$2,037,687

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3,966,690

See accompanying notes to consolidated financial statements.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

October 6, 2006

(1)	Organization

WSRH Atlanta Waverly Mezz, L.L.C. (WSRH Atlanta Waverly Mezz), a Delaware limited liability company, was formed on June 17, 2005 by WSRH Holdings, LLC (WSRH Holdings). WSRH Holdings owns 100% of the Company. Concurrently, WSRH Atlanta Waverly Mezz formed WSRH Atlanta Waverly, L.L.C. (WSRH Atlanta Waverly), a wholly owned Delaware limited liability company. WSRH Atlanta Waverly Mezz and WSRH Atlanta Waverly shall exist until terminated, as provided in the limited liability company agreements. WSRH Atlanta Waverly was formed to acquire, own, and operate the Renaissance Atlanta Waverly Hotel (the Hotel), a 521-room hotel in Atlanta, Georgia. An independent hotel operator operates the Hotel under an existing management agreement (note 5). The Hotel was acquired on June 17, 2005.

The accompanying consolidated financial statements include the accounts of WSRH Atlanta Waverly Mezz and WSRH Atlanta Waverly, collectively known as the “Company.” The effects of all significant intercompany balances and transactions between WSRH Atlanta Waverly Mezz and WSRH Atlanta Waverly have been eliminated in consolidation.

(2)	Summary of Significant Accounting Policies

	(a)	Basis of Presentation

The Company is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The consolidated financial statements relate to the period from December 31, 2005 to October 6, 2006, which coincides with the end of period 10 of the Hotel’s fiscal year.

	(b)	Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments purchased with an original maturity date of three months or less.

	(c)	Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Company held at the Hotel level bank accounts maintained by the hotel manager on behalf of the Company. Cash held by hotel manager includes highly liquid investments purchased with an original maturity date of three months or less.

	(d)	Restricted Cash

Restricted cash consists of amounts reserved for interest and capital improvements as required pursuant to the terms of the loan agreements.

	(e)	Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

(f)	Investment in Hotel Property

On June 17, 2005, the Company acquired the Hotel for a total purchase price of $88,038,000 before closing costs and prorations. The acquisition was financed through a combination of third-party notes payable totaling $78,500,000 (note 3), and capital contributions of approximately $18,764,000.

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Company capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

(g)	Impairment of Long-Lived Assets

The Company periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Company prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value. The Company does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at October 6, 2006.

(h)	Acquisitions

The acquisition of the Hotel was accounted for utilizing the purchase method and, accordingly, the results of operations are included in the Company’s results of operations from the date of acquisition. The Company has used estimates of future cash flows and other valuation techniques to allocate the purchase price of the acquired Hotel among land, building and improvements, furniture, fixtures, and equipment and other acquired intangibles.

(i)	Revenue Recognition

The Company recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

(j)	Derivatives and Hedging Instruments

The Company may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Company’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Company does not enter into derivatives for speculative or trading purposes.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

To the extent the Company designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value is recognized as interest expense. The Company would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Company does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or expense).

(k)	Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the member of the Company. In certain instances, the Company may be subject to certain state and local income taxes. For the period from December 31, 2005 to October 6, 2006, no provision for state and local income taxes was required.

(l)	Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan. Deferred financing costs are shown net of accumulated amortization of $94,148 at October 6, 2006.

(m)	Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. generally accepted accounting principles, management of the Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(n)	Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, FASB Interpretation No. 47, Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of this Interpretation, the Company evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Company did not identify any significant conditional asset retirement obligations related to the Hotel.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

(3)	Notes Payable

On June 17, 2005, the Company obtained a loan in the amount of $67,500,000 to fund the acquisition of the Hotel. The loan is secured by the Hotel and requires monthly installments of interest-only payments at a rate of one-month LIBOR plus 1.28% (6.65% at October 6, 2006) through maturity on July 9, 2008. The loan allows for two one-year extensions of the maturity date if certain conditions are satisfied.

In addition to the above loan, on June 17, 2005, the Company obtained a mezzanine note totaling $11,000,000 to fund the acquisition of the Hotel. The mezzanine note is payable in monthly installments of interest only at a rate of one-month LIBOR plus 4.88% through maturity on July 9, 2008 (10.25% at October 6, 2006) and is unsecured. The mezzanine note allows for two one-year extensions of the maturity date if certain conditions are satisfied.

In connection with the above mentioned notes, the Company entered into the following interest rate cap agreements that continued to be in place as of October 6, 2006:

Instrument	Notional amount	Cap rate at October 6, 2006		Expiration date	Cap premium	Fair value of interest rate cap at October 6, 2006

Interest rate cap	$33,750,000	5.0%		7/9/2008	$160,000	170,351
Interest rate cap	33,750,000	9.3	%*	7/9/2008	3,150	1,121
Interest rate cap	5,500,000	5.0%		7/9/2008	26,000	27,761
Interest rate cap	5,500,000	9.3	%*	7/9/2008	1,350	163

	$78,500,000				$190,500	199,396

*	Percentage increases during the interest rate cap term.

The Company elected to not designate the interest rate caps as hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Company recognizes changes in fair value into earnings. For the period from December 31, 2005 to October 6, 2006, the Company recognized a loss of $13,263, which is included in other operating expenses in the accompanying consolidated statement of operations.

(4)	Due from Affiliate

Certain payments have been made by the Company on behalf of an affiliate. Such payments have been accrued and are included in due from affiliate in the accompanying consolidated balance sheet.

(5)	Management Agreement

On June 17, 2005, the Company entered into a Management Agreement with Renaissance Hotel Operating Partnership (Renaissance or Manager). The Management Agreement expires in 2025 with three automatic extensions for periods of 10 years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, Renaissance provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. The costs incurred relating to these arrangements may have been significantly different had they been provided by an independent third party. Renaissance also provides working capital sufficient to fund the day-to-day operations of the Hotel.

WSRH ATLANTA WAVERLY MEZZ, L.L.C.
(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

Base and incentive management fee expense was approximately $841,000 and $0, respectively, for the period from December 31, 2005 to October 6, 2006.

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Company is responsible for funding an escrow account (the FF&E Reserve) with 4% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At October 6, 2006, the FF&E Reserve balance was approximately $1,161,800 and is included in restricted cash in the accompanying consolidated balance sheet.

(6)	Employee Benefit Plan

Renaissance sponsors and maintains a 401(k) savings plan that full-time employees of the Hotel are offered participation in upon completion of one year of service. Employee contributions to the plan are matched by Renaissance on a percentage basis up to 6% of employee salaries. Renaissance’s contribution for the period from December 31, 2005 to October 6, 2006 was approximately $207,000, which was reimbursed by the Company, and was recorded in general and administrative expense in the accompanying consolidated statement of operations.

(7)	Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Company.

(8)	Oversight Agreement

On June 17, 2005, the Company entered into an Oversight Agreement with SCS Hotels, Inc. (SCS). The Oversight Agreement expires in one year with a one-year automatic extension period. The Company extended the Oversight Agreement for one-year effective June 17, 2006. The Oversight Agreement requires a fee of $25,000 per quarter. Pursuant to the terms of the Oversight Agreement, SCS advises the Company in various areas, including monitoring of Hotel operations, budgets, capital expenditures, and marketing. Oversight fees of approximately $75,000 are included in management fee expense on the accompanying consolidated statement of operations.

(9)	Subsequent Event

On November 13, 2006, the Company entered into a contract to sell the Hotel to an unrelated third party for a gross sale price of $130,000,000. The sale transaction closed on December 8, 2006.

Independent Auditors’ Report

The Partners
WSRH Austin Mezz, L.P.:

We have audited the accompanying consolidated balance sheet of WSRH Austin Mezz, L.P. (a Delaware limited partnership) (the Partnership) as of October 6, 2006 and the related consolidated statements of operations, partners’ capital, and cash flows for the period from December 31, 2005 to October 6, 2006. These consolidated financial statements are the responsibility of the General Partner of WSRH Austin Mezz, L.P. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WSRH Austin Mezz, L.P. as of October 6, 2006 and the results of their operations and their cash flows for the period from December 31, 2005 to October 6, 2006, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

December 19, 2006

WSRH AUSTIN MEZZ, L.P.
 (A Delaware Limited Partnership)

Consolidated Balance Sheet

October 6, 2006

Assets
Current assets:
Cash and cash equivalents	$1,641,965
Cash held by hotel manager	1,123,597
Restricted cash	345,965
Accounts receivable, net of allowance for doubtful accounts of $37,757	2,529,819
Inventories	86,357
Prepaid expenses	120,439
Due from affiliate	932,499

Total current assets	6,780,641
Investment in hotel property:
Land	7,200,000
Building and improvements	40,674,668
Furniture, fixtures, and equipment	8,106,266

55,980,934
Less accumulated depreciation	(3,661,555)

Total investment in hotel property, net of accumulated depreciation	52,319,379
Other assets	116,798
Deferred financing costs, net of accumulated amortization	97,548

Total assets	$59,314,366

Liabilities and Partners’ Capital
Current liabilities:
Accrued interest payable	$233,304
Accounts payable and accrued expenses	2,113,913
Accrued real estate taxes	723,125
Advance deposits	43,912

Total current liabilities	3,114,254
Notes payable	44,000,000

Total liabilities	47,114,254
Commitments and contingencies
Partners’ capital	12,200,112

Total liabilities and partners’ capital	$59,314,366

See accompanying notes to consolidated financial statements.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Consolidated Statement of Operations

Period from December 31, 2005 to October 6, 2006

Department revenues:
Rooms	$14,299,319
Food and beverage	9,295,697
Telephone	182,087
Other	350,750

Total department revenues	24,127,853

Department expenses:
Rooms	3,263,836
Food and beverage	5,723,887
Telephone	212,233
Other	168,933

Total department expenses	9,368,889

Operating expenses:
Sales and marketing	1,945,006
General and administrative	2,320,946
Utilities	1,000,649
Repairs and maintenance	1,102,462
Training and relocation	86,310
Insurance and claims expense	169,175
Management fee	972,059
Real estate taxes	723,125
Depreciation	2,244,280
Other	472,073

Total operating expenses	11,036,085

Operating income	3,722,879

Other expenses:
Interest expense	2,284,349
Amortization of deferred financing costs	41,807

Total other expenses	2,326,156

Net income	$1,396,723

See accompanying notes to consolidated financial statements.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Consolidated Statement of Partners’ Capital

Period from December 31, 2005 to October 6, 2006

	WSRH Austin Mezz, G.P., L.L.C. 0.5%	WSRH Holdings, L.L.C. 99.5%	Total 100%

Balance – December 31, 2005	$54,017	10,749,372	10,803,389
Net income	6,984	1,389,739	1,396,723

Balance – October 6, 2006	$61,001	12,139,111	12,200,112

See accompanying notes to consolidated financial statements.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Consolidated Statement of Cash Flows

Period from December 31, 2005 to October 6, 2006

Cash flows from operating activities:
Net income	$1,396,723
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,287,353
Change in fair market value of interest rate caps	10,139
Changes in assets and liabilities:
Restricted cash	108,844
Accounts receivable	(1,353,970)
Inventories	(20,751)
Prepaid expenses	8,837
Accrued interest payable	76,609
Accounts payable and accrued expenses	621,476
Accrued real estate taxes	(272,056)
Advance deposits	27,209

Net cash provided by operating activities	2,890,413

Cash flows from investing activities:
Capital additions to hotel property	(2,839,616)
Restricted cash	1,025,347

Net cash used in investing activities	(1,814,269)

Cash flows from financing activities:
Due from affiliate	327,391

Net cash provided by financing activities	327,391

Net increase in cash and cash equivalents and cash held by hotel manager	1,403,535
Cash and cash equivalents and cash held by hotel manager, beginning of period	1,362,027

Cash and cash equivalents and cash held by hotel manager, end of period	$2,765,562

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$2,207,740

See accompanying notes to consolidated financial statements.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements

October 6, 2006

(1)	Organization

WSRH Austin Mezz, L.P. (WSRH Austin Mezz), a Delaware limited partnership, was formed on June 17, 2005 by WSRH Austin Mezz G.P., L.L.C. (Austin Mezz GP), as general partner, and WSRH Holdings, L.L.C., (WSRH Holdings) as limited partner. Austin Mezz GP is a wholly owned subsidiary of WSRH Holdings. Austin Mezz GP and WSRH Holdings own 0.5% and 99.5%, respectively, of the Partnership. Concurrently, WSRH Austin Mezz formed WSRH Austin, G.P., L.L.C. (WSRH Austin) and WSRH Austin, L.P. (Austin LP). WSRH Austin Mezz, WSRH Austin, and Austin LP shall exist until terminated, as provided in the limited partnership agreements. Austin LP was formed to acquire, own, and operate the Renaissance Austin Hotel (the Hotel), a 473-room hotel in Austin, Texas. An independent hotel operator operates the Hotel under an existing management agreement (note 6). The Hotel was acquired on June 17, 2005.

The accompanying consolidated financial statements include the accounts of WSRH Austin Mezz, WSRH Austin, and Austin LP, collectively known as the “Partnership.” The effects of all significant intercompany balances and transactions between WSRH Austin Mezz, WSRH Austin, and Austin LP have been eliminated in consolidation.

(2)	Summary of Significant Accounting Policies

	(a)	Basis of Presentation

The Partnership is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The consolidated financial statements relate to the period from December 31, 2005 to October 6, 2006, which coincides with the end of period 10 of the Hotel’s fiscal year.

	(b)	Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments purchased with an original maturity date of three months or less.

	(c)	Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Partnership held at the Hotel level bank accounts maintained by the hotel manager on behalf of the Partnership. Cash held by hotel manager includes highly liquid investments purchased with an original maturity date of three months or less.

	(d)	Restricted Cash

Restricted cash consists of amounts reserved for interest and capital improvements as required pursuant to the terms of the loan agreements.

	(e)	Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

(f)	Investment in Hotel Property

On June 17, 2005, the Partnership acquired the Hotel for a total purchase price of $51,648,000 before closing costs and prorations. The acquisition was financed through a combination of third-party notes payable totaling $44,000,000 (note 3), and capital contributions of approximately $10,878,000.

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Partnership capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

(g)	Impairment of Long-Lived Assets

The Partnership periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Partnership prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value. The Partnership does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at October 6, 2006.

(h)	Acquisitions

The acquisition of the Hotel was accounted for utilizing the purchase method and, accordingly, the results of operations are included in the Partnership’s results of operations from the date of acquisition. The Partnership has used estimates of future cash flows and other valuation techniques to allocate the purchase price of the acquired Hotel among land, building and improvements, furniture, fixtures, and equipment and other acquired intangibles.

(i)	Revenue Recognition

The Partnership recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

(j)	Derivatives and Hedging Instruments

The Partnership may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Partnership’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Partnership does not enter into derivatives for speculative or trading purposes.

To the extent the Partnership designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value is recognized as interest expense. The Partnership would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

To the extent the Partnership does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or expense).

	(k)	Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the partners of the Partnership. In certain instances, the Partnership may be subject to certain state and local income taxes. For the period from December 31, 2005 to October 6, 2006, no provision for state and local income taxes was required.

	(l)	Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan. Deferred financing costs are shown net of accumulated amortization of $69,678 at October 6, 2006.

	(m)	Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. generally accepted accounting principles, management of the Partnership makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

	(n)	Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, FASB Interpretation No. 47 Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of this Interpretation, the Partnership evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Partnership did not identify any significant conditional asset retirement obligations related to the Hotel.

(3)	Notes Payable

On June 17, 2005, the Partnership obtained a loan in the amount of $38,500,000 to fund the acquisition of the Hotel. The loan is secured by the Hotel and requires monthly installments of interest-only payments at a rate of one-month LIBOR plus 1.28% (6.66% at October 6, 2006) through maturity on July 9, 2008. The loan allows for two one-year extensions of the maturity date if certain conditions are satisfied.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

In addition to the above loan, on June 17, 2005, the Partnership obtained a mezzanine note totaling $5,500,000 to fund the acquisition of the Hotel. The mezzanine note is payable in monthly installments of interest only at a rate of one-month LIBOR plus 4.88% through maturity on July 9, 2008 (10.25% at October 6, 2006) and is unsecured. The mezzanine note allows for two one-year extensions of the maturity date if certain conditions are satisfied.

In connection with the above mentioned notes, the Partnership entered into the following interest rate cap agreements that continued to be in place as of October 6, 2006:

Instrument	Notional amount	Cap rate at October 6, 2006		Expiration date	Cap premium	Fair value of interest rate cap at October 6, 2006

Interest rate cap	$19,250,000	5.0%		7/9/2008	$91,000	97,163
Interest rate cap	19,250,000	7.2	%*	7/9/2008	8,000	4,488
Interest rate cap	2,750,000	5.0%		7/9/2008	13,000	13,880
Interest rate cap	2,750,000	7.2	%*	7/9/2008	2,000	641

	$44,000,000				$114,000	116,172

* Percentage increases during the interest rate cap term.

The Partnership elected to not designate the interest rate caps as hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Partnership recognizes changes in fair value into earnings. For the period from December 31, 2005 to October 6, 2006, the Partnership recognized a loss of $10,139, which is included in other operating expenses in the accompanying consolidated statement of operations.

(4)	Due from Affiliate

Certain payments have been made by the Partnership on behalf of an affiliate. Such payments have been accrued and are included in due from affiliate in the accompanying consolidated balance sheet.

(5)	Limited Partnership Agreement

Pursuant to the terms of the Limited Partnership Agreement, WSRH Austin Mezz GP and WSRH Holdings own 0.5% and 99.5%, respectively, of the Partnership. The Partnership shall continue until terminated as provided in the Limited Partnership Agreement. The Limited Partnership Agreement provides that all contributions, distributions of proceeds, and profits and losses be made pro rata in accordance with the partners’ ownership interests.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

(6)	Management Agreement

On June 17, 2005, the Partnership entered into a Management Agreement with Renaissance Hotel Operating Partnership (Renaissance or Manager). The Management Agreement expires in 2025 with three automatic extensions for periods of 10 years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, Renaissance provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. The costs incurred relating to these arrangements may have been significantly different had they been provided by an independent third party. Renaissance also provides working capital sufficient to fund the day-to-day operations of the Hotel.

Base and incentive management fee expense was approximately $724,000 and $173,000, respectively, for the period from December 31, 2005 to October 6, 2006. The incentive management fee calculation was based on the proration of the annual threshold for the period from December 31, 2005 to October 6, 2006.

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Partnership is responsible for funding an escrow account (the FF&E Reserve) with 4% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At October 6, 2006, the FF&E Reserve balance was approximately $10,259 and is included in restricted cash in the accompanying consolidated balance sheet.

(7)	Employee Benefit Plan

Renaissance sponsors and maintains a 401(k) savings plan that full-time employees of the Hotel are offered participation in upon completion of one year of service. Employee contributions to the plan are matched by Renaissance on a percentage basis up to 6% of employee salaries. Renaissance’s contribution for the period from December 31, 2005 to October 6, 2006 was approximately $169,000, which was reimbursed by the Partnership, and was recorded in general and administrative expense in the accompanying consolidated statement of operations.

(8)	Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Partnership.

WSRH AUSTIN MEZZ, L.P.
(A Delaware Limited Partnership)

Notes to Consolidated Financial Statements (Continued)

October 6, 2006

(9)	Oversight Agreement

On June 17, 2005, the Partnership entered into an Oversight Agreement with SCS Hotels, Inc. (SCS). The Oversight Agreement expires in one year with a one-year automatic extension period. The Partnership extended the Oversight Agreement for one-year effective June 17, 2006. The Oversight Agreement requires a fee of $25,000 per quarter. Pursuant to the terms of the Oversight Agreement, SCS advises the Partnership in various areas, including monitoring of hotel operations, budgets, capital expenditures, and marketing. Oversight fees of approximately $75,000 are included in management fee expense on the accompanying consolidated statement of operations.

(10)	Subsequent Event

On November 13, 2006, the Partnership entered into a contract to sell the Hotel to an unrelated third party for a gross sale price of $107,500,000. The sale transaction closed on December 8, 2006.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

          The Company’s historical financial information for the year ended December 31, 2005 has been derived from our historical financial statements audited by KPMG LLP, independent registered public accounting firm. The Company’s historical financial information as of and for the period ended September 8, 2006 has been derived from our unaudited historical financial statements.  The following unaudited pro forma financial information gives effect to the following:

•

Our acquisitions of the Torrance Marriott, the Vail Marriott Mountain Resort & Spa, a portfolio of hotels consisting of the Marriott Los Angeles Airport, Marriott’s Frenchman’s Reef and Morning Star Beach Resort, Renaissance Worthington Hotel and Marriott Atlanta Alpharetta (the “Capital Hotel Investment Portfolio”), the Oak Brook Hills Marriott Resort, the Orlando Airport Marriott, the Chicago Marriott, the Westin Atlanta North, the Conrad Chicago, the Renaissance Austin Hotel, and the Renaissance Waverly Hotel;

•

Our borrowings under (i) the $62.5 million mortgage debt on the Frenchman’s Reef & Morning Star Marriott Beach Resort, (ii) the $82.6 million mortgage debt on the Marriott Los Angeles Airport, (iii) the $57.4 million mortgage debt on the Renaissance Worthington Hotel, (iv) the $59 million mortgage debt on the Orlando Airport Marriott, (v) the $220 million mortgage debt on the Chicago Marriott, (vi) the $83 million mortgage debt on the Renaissance Austin Hotel and (vii) the $97 million mortgage debt on the Renaissance Waverly Hotel;

•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt relating to the Lodge at Sonoma, a Renaissance Resort & Spa.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt; and

•	Follow-on offering of 5,750,000 shares of common stock of the Company at $16.90 per share, with approximately $96.9 million of net proceeds to the Company.

          The pro forma statement of operations for the year ended December 31, 2005 excludes the pre-acquisition operating results of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results. The accompanying pro forma financial information reflects the preliminary application of purchase accounting to the acquisitions of the Orlando Airport Marriott, the Chicago Marriott, the Westin Atlanta North, the Conrad Chicago, the Renaissance Austin Hotel, and the Renaissance Waverly Hotel. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. The unaudited pro forma financial information for the period ended September 8, 2006 is presented as if these transactions had occurred on January 1, 2006. The unaudited pro forma consolidated balance sheet as of September 8, 2006 is presented as if these transactions had occurred on September 8, 2006. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 is presented as if these transactions had occurred on January 1, 2005.

          The unaudited pro forma financial information and related notes are presented for informational purposes only and do not purport to represent what our results of operations would actually have been if the transactions had in fact occurred on the date discussed above. They also do not project or forecast our results of operations for any future date or period.

          The unaudited pro forma financial information should be read together with our historical financial statements and related notes and with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our previous reports filed with the Commission. The pro forma adjustments are based on available information and upon assumptions that we believe are reasonable. However, we cannot assure you that actual results will not differ from the pro forma information and perhaps in material and adverse ways.

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Balance Sheet
September 8, 2006

	Historical	A Conrad Chicago	B Renaissance Austin	C Renaissance Waverly	D Follow-on Offering	Pro Forma

ASSETS
Property and equipment, net	$1,324,903,207	$116,600,000	$107,750,000	$130,250,000	$—	$1,679,503,207
Deferred financing costs, net	3,450,127	—	130,000	255,000	—	3,835,127
Restricted cash	27,070,515	1,741,648	504,000	284,000	—	29,600,163
Due from hotel managers	42,828,456	(307,927)	200,000	(513,000)	—	42,207,529
Favorable lease asset, net	10,226,673	—	—	—	—	10,226,673
Prepaids and other assets	20,608,389	(10,000,000)	194,000	499,000	—	11,301,389
Cash and cash equivalents	93,082,205	(108,033,721)	(25,778,000)	(33,775,000)	96,925,000	22,420,484

Total assets	$1,522,169,572	$—	$83,000,000	$97,000,000	$96,925,000	$1,799,094,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Mortgage debt, at face amount	$662,148,395	$—	$83,000,000	$97,000,000	$—	$842,148,395
Debt premium	2,670,227	—	—	—	—	2,670,227

Total debt	664,818,622	—	83,000,000	97,000,000	—	844,818,622

Deferred income related to key money	11,604,401	—	—	—	—	11,604,401
Unfavorable contract liabilities, net	88,371,703	—	—	—	—	88,371,703
Due to hotel managers	22,888,703	—	—	—	—	22,888,703
Dividends declared and unpaid	12,835,514	—	—	—	—	12,835,514
Accounts payable and accrued liabilities	31,437,386	—	—	—	—	31,437,386

Total other liabilities	167,137,707	—	—	—	—	167,137,707
Shareholders’ Equity:
Common stock	704,416	—	—	—	57,500	761,916
Additional paid-in capital	728,867,133	—	—	—	96,867,500	825,734,633
Accumulated deficit	(39,358,306)	—	—	—	—	(39,358,306)

Total shareholders’ equity	690,213,243	—	—	—	96,925,000	787,138,243

Total liabilities and shareholders’ equity	$1,522,169,572	$—	$83,000,000	$97,000,000	$96,925,000	$1,799,094,572

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 8, 2006

          The accompanying unaudited Pro Forma Consolidated Balance Sheet as of September 8, 2006 is based on the Historical Consolidated Balance Sheet as of September 8, 2006, as adjusted to assume that the following transactions that occurred after September 8, 2006 occurred on September 8, 2006:

•

Follow-on offering of 5,750,000 shares of common stock of the Company at $16.90 per share, with approximately $96.9 million of net proceeds to the Company after deduction of $250,000 of offering costs.

•	The acquisition of the Conrad Chicago for total consideration of $118.0 million.

•	The acquisition of the Renaissance Austin Hotel for total consideration of $108.8 million.

•	The acquisition of the Renaissance Waverly Hotel for total consideration of $130.8 million.

          In the opinion of the Company’s management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Balance Sheet as of September 8, 2006 is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions described above occurred as of September 8, 2006 nor does it purport to represent the future financial position of the Company.

          Notes and Management Assumptions:

A	Represents the adjustment to record the acquisition accounting of the Conrad Chicago as follows:

	•	Record property and equipment at fair value of $116,600,000
	•	Record restricted cash paid for of $1,741,648
	•	Record reduction of due from hotel managers of $307,927
	•	Record reduction of other assets of $10,000,000
	•	Record cash paid for the acquisition of $108,033,721

B	Represents the adjustment to record the acquisition accounting of the Renaissance Austin Hotel as follows:

	•	Record property and equipment at fair value of $107,750,000
	•	Record deferred financing costs incurred of $130,000
	•	Record restricted cash of $504,000
	•	Record increase of due from hotel managers of $200,000
	•	Record increase of other assets of $194,000
	•	Record cash paid for the acquisition of $25,778,000
	•	Record mortgage debt on the Renaissance Austin Hotel of $83,000,000

C	Represents the adjustment to record the acquisition accounting of the Renaissance Waverly Hotel as follows:

	•	Record property and equipment at fair value of $130,250,000
	•	Record deferred financing costs incurred of $255,000
	•	Record restricted cash of $284,000
	•	Record decrease of due from hotel managers of $513,000
	•	Record increase of other assets of $499,000
	•	Record cash paid for the acquisition of $33,775,000
	•	Record mortgage debt on the Renaissance Waverly Hotel of $97,000,000

D	Represents the adjustment to record the follow-on offering of 5,750,000 shares of common stock of the Company at $16.90 per share.

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
Period from January 1, 2006 to September 8, 2006

	Historical	Chicago Marriott	E Westin Atlanta North	E Conrad Chicago	E Renaissance Austin	E Renaissance Waverly	F Depreciation Adjustment	G TRS Income Taxes	H Debt Interest Expense	I Repaid / Refinanced Debt Interest Expense	Pro Forma

REVENUES
Rooms	$212,593,189	$10,622,479	$4,254,929	$11,719,124	$12,557,197	$13,095,862	$—	$—	$—	$—	$264,842,780
Food and beverage	92,065,252	5,092,530	2,130,622	3,360,098	8,118,198	11,307,238	—	—	—	—	122,073,938
Other	18,329,885	485,749	222,236	309,513	485,908	954,972	—	—	—	—	20,788,263

Total revenues	322,988,326	16,200,758	6,607,787	15,388,735	21,161,303	25,358,072	—	—	—	—	407,704,981
OPERATING EXPENSES
Rooms	49,292,789	3,190,630	1,007,425	3,205,111	2,925,505	3,096,214	—	—	—	—	62,717,674
Food and beverage	62,141,105	3,312,180	1,314,500	2,845,854	5,068,607	6,928,765	—	—	—	—	81,611,011
Management fees and other hotel expenses	121,397,755	7,013,658	2,207,360	6,379,849	8,807,340	9,175,158	—	—	—	—	154,981,120
Depreciation and amortization	33,922,175	—	—	—	—	—	11,760,347	—	—	—	45,682,522
Corporate expenses	8,025,371	—	—	—	—	—	—	—	—	—	8,025,371

Total operating expenses	274,779,195	13,516,468	4,529,285	12,430,814	16,801,452	19,200,137	11,760,347	—	—	—	353,017,698

OPERATING PROFIT	48,209,131	2,684,290	2,078,502	2,957,921	4,359,851	6,157,935	(11,760,347)	—	—	—	54,687,283
OTHER EXPENSES (INCOME)
Interest income	(2,686,501)	—	—	—	—	—	—	—	—	—	(2,686,501)
Interest expense	24,189,649	—	—	—	—	—	—	—	10,216,879	(268,242)	34,138,286

Total other expenses (income)	21,503,148	—	—	—	—	—	—	—	10,216,879	(268,242)	31,451,785
INCOME (LOSS) BEFORE INCOME TAXES	26,705,983	2,684,290	2,078,502	2,957,921	4,359,851	6,157,935	(11,760,347)	—	(10,216,879)	268,242	23,235,498
Income tax provision	1,972,491	—	—	—	—	—	—	339,565	—	—	2,312,056

NET INCOME (LOSS)	$24,733,492	$2,684,290	$2,078,502	2,957,921	4,359,851	6,157,935	$(11,760,347)	$(339,565)	$(10,216,879)	$268,242	$20,923,442

									Calculation of Basic and Diluted EPS (J)
									Net Income		20,923,442
									Weighted Average Number of Shares		77,058,411

									Basic and Diluted Earnings per Share		0.27

Notes to Pro Forma Consolidated Statement of Operations
for the Period from January 1, 2006 to September 8, 2006

          The accompanying unaudited Pro Forma Consolidated Statement of Operations for the period from January 1, 2006 to September 8, 2006 is based on our Historical Consolidated Statement of Operations for the period from January 1, 2006 to September 8, 2006, adjusted to assume that the following occurred on January 1, 2006:

•	The acquisition of the following hotels for total consideration of:

Hotel

Chicago Marriott	$310,416,000
Westin Atlanta North	61,506,000
Conrad Chicago	118,034,000
Renaissance Austin Hotel	108,778,000
Renaissance Waverly Hotel	130,775,000

Total	$729,509,000

•	Interest on the $83 million mortgage debt related to the acquisition of the Renaissance Austin Hotel.

•	Interest on the $97 million mortgage debt related to the acquisition of the Renaissance Waverly Hotel.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the period from January 1, 2006 to September 8, 2006 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2006, nor does it purport to represent our future results of operations.

          Notes and Management Assumptions:

E	Represents the adjustment to record historical revenues and operating expenses associated with the 2006 acquisitions of the following hotels:

	•	Chicago Marriott

	•	Westin Atlanta North

	•	Conrad Chicago

	•	Renaissance Austin Hotel

	•	Renaissance Waverly Hotel

F	Reflects the adjustment to include the depreciation and amortization resulting from the 2006 hotel acquisitions as follows:

Hotel

Chicago Marriott	$2,337,866
Westin Atlanta North	805,904
Conrad Chicago	2,666,258
Renaissance Austin Hotel	2,891,218
Renaissance Waverly Hotel	3,059,101

Total	$11,760,347

G	Reflects the adjustment to our historical income tax provision to reflect the pro forma tax provision of our Taxable REIT Subsidiary assuming the TRS leases were in place as of January 1, 2006

H

Reflects the adjustment to include interest expense incurred for mortgage debt relating to the Chicago Marriott, the Renaissance Austin Hotel, the Renaissance Waverly Hotel and the unused facility fee under the $75 million senior secured credit facility.

I

Reflects the adjustment to reduce interest expense by $705,301 for interest of the senior secured credit facility that was repaid with the proceeds from the follow-on offering, by $165,873 for interest of the bridge loan for Chicago Marriott that was repaid with the proceeds form the follow-on offering and by $591,842 for interest and deferred financing cost amortization of the $23 million variable rate Courtyard Manhattan / Fifth Avenue mortgage debt which was repaid in conjunction with the Courtyard Manhattan / Fifth Avenue refinancing. The adjustment was offset by $1,194,774 of interest expense on the $51 million fixed rate Courtyard Manhattan / Fifth Avenue mortgage debt which was entered in conjunction with the Courtyard Manhattan / Fifth Avenue refinancing.

J	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at September 8, 2006	70,441,632
Unvested restricted shares held by management and employees	461,527
IPO share grants held by corporate officers	405,252
Shares issued in follow on offering	5,750,000

Total basic and diluted	77,058,411

DIAMONDROCK HOSPITALITY COMPANY

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005

	Historical	K Torrance	K Vail Marriott	K Capital Hotel Investment Portfolio	K Oak Brook	K Orlando Airport Marriott	K Chicago Marriott	K Westin Atlanta North

REVENUES
Rooms	$151,755,924	$164,260	$8,598,220	$44,861,450	$4,979,713	$13,896,815	$57,347,529	$11,262,134
Food and beverage	63,261,282	79,212	2,826,256	24,759,444	6,778,277	7,327,578	24,673,633	6,655,719
Other	14,433,057	6,092	1,314,107	4,535,714	1,951,152	652,722	2,823,771	736,579

Total revenues	229,450,263	249,564	12,738,583	74,156,608	13,709,142	21,877,115	84,844,933	18,654,432
OPERATING EXPENSES
Rooms	37,432,635	41,899	1,688,374	10,003,296	1,428,403	3,254,493	13,726,458	2,767,190
Food and beverage	47,281,237	54,368	2,260,744	17,308,279	3,561,517	4,476,504	15,179,962	4,186,295
Management fees and other hotel expenses	96,555,386	90,156	4,252,765	25,446,651	6,510,083	7,049,898	34,969,034	6,817,000
Depreciation and amortization	27,590,234	—	—	—	—	—	—	—
Corporate expenses	13,461,528	—	—	—	—	—	—	—

Total operating expenses	222,321,020	186,423	8,201,883	52,758,226	11,500,003	14,780,895	63,875,454	13,770,485

OPERATING PROFIT	7,129,243	63,141	4,536,700	21,398,382	2,209,139	7,096,220	20,969,479	4,883,947
OTHER EXPENSES (INCOME)
Interest income	(1,548,635)	—	—	—	—	—	—	—
Interest expense.	17,367,079	—	—	—	—	—	—	—

Total other expenses (income)	15,818,444	—	—	—	—	—	—	—
INCOME (LOSS) BEFORE INCOME TAXES	(8,689,201)	63,141	4,536,700	21,398,382	2,209,139	7,096,220	20,969,479	4,883,947
Income tax (benefit) provision	(1,353,261)	—	—	—	—	—	—	—

NET INCOME (LOSS)	$(7,335,940)	$63,141	$4,536,700	$21,398,382	$2,209,139	$7,096,220	$20,969,479	$4,883,947

	K Conrad Chicago	K Renaissance Austin	K Renaissance Waverly	L Depreciation Adjustment	M TRS Income Taxes	N Mortgage Debt Interest Expense	O Repaid / Refinanced Mortgage Debt Interest Expense	Pro Forma

REVENUES
Rooms	$15,977,000	$15,890,935	$16,871,905	$—	$—	$—	$—	$341,605,885
Food and beverage	5,112,000	11,777,117	15,493,603	—	—	—	—	168,744,121
Other	967,000	524,129	1,027,943	—	—	—	—	28,972,266

Total revenues	22,056,000	28,192,181	33,393,451	—	—	—	—	539,322,272
OPERATING EXPENSES
Rooms	3,894,000	4,023,103	4,072,691	—	—	—	—	82,332,542
Food and beverage	4,173,000	7,654,792	9,892,037	—	—	—	—	116,028,735
Management fees and other hotel expenses	7,465,000	11,398,644	11,833,664	—	—	—	—	212,388,281
Depreciation and amortization	—	—	—	36,935,313	—	—	—	64,525,547
Corporate expenses	—	—	—	—	—	—	—	13,461,528

Total operating expenses	15,532,000	23,076,539	25,798,392	36,935,313	—	—	—	488,736,633

OPERATING PROFIT	6,524,000	5,115,642	7,595,059	(36,935,313)	—	—	—	50,585,639
OTHER EXPENSES (INCOME)
Interest income	—	—	—	—	—	—	—	(1,548,635)
Interest expense.	—	—	—	—	—	32,304,460	(550,233)	49,121,306

Total other expenses (income)	—	—	—	—	—	32,304,460	(550,233)	47,572,671
INCOME (LOSS) BEFORE INCOME TAXES	6,524,000	5,115,642	7,595,059	(36,935,313)	—	(32,304,460)	550,233	3,012,968
Income tax (benefit) provision	—	—	—	—	1,308,288	—	—	(44,973)

NET INCOME (LOSS)	$6,524,000	$5,115,642	$7,595,059	$(36,935,313)	$(1,308,288)	$(32,304,460)	$550,233	$3,057,941

					Calculation of Basic and Diluted EPS (P)
					Net Income			$3,057,941
					Weighted Average Number of Shares			77,058,411

					Basic and Diluted Earnings per Share			$0.04

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For The Year Ended December 31, 2005

          The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is based on our Historical Consolidated Statement of Operations for the year ended December 31, 2005, adjusted to assume that the following occurred on January 1, 2005:

•	The acquisition of the following hotels for total consideration of:

Hotel

Torrance Marriott	$72,015,000
Vail Marriott	64,930,000
Capital Hotel Investment Portfolio	314,866,000
Oak Brook Hills Marriott Resort	65,747,000
Orlando Airport Marriott	71,604,000
Chicago Marriott	310,416,000
Westin Atlanta North	61,506,000
Conrad Chicago	118,034,000
Renaissance Austin Hotel	108,778,000
Renaissance Waverly Hotel	130,775,000

Total	$1,318,671,000

•	Repayment of approximately $44 million of mortgage debt related to the Torrance Marriott and $20 million of mortgage debt relating to the Lodge at Sonoma, a Renaissance Resort & Spa.

•	Interest on the $62.5 million mortgage debt related to the Frenchman’s Reef & Morning Star Marriott Beach Resort.

•	Interest on the $82.6 million mortgage debt related to the Marriott Los Angeles Airport and $57.4 million mortgage debt on the Renaissance Worthington Hotel.

•	Interest on the $59 million mortgage debt on the Orlando Airport Marriott.

•	Repayment of the $12.0 million outstanding as of December 31, 2005 on the senior secured credit facility with proceeds from the follow-on offering.

•	Interest on the $220 million mortgage debt related to the acquisition of the Chicago Marriott.

•	Interest on the $83 million mortgage debt related to the acquisition of the Renaissance Austin Hotel.

•	Interest on the $97 million mortgage debt related to the acquisition of the Renaissance Waverly Hotel.

•	The refinancing of the $23 million variable-rate mortgage debt on the Courtyard Manhattan / Fifth Avenue with $51 million of fixed-rate mortgage debt.

          In the opinion of our management, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2005, nor does it purport to represent our future results of operations. The accompanying pro forma statement of operations for the year ended December 31, 2005 excludes the pre-acquisition operating results of the SpringHill Suites Atlanta Buckhead since it was opened on July 1, 2005 and has no historical operating results.

Notes and Management Assumptions:

K	Represents the adjustment to record historical revenues and operating expenses associated with the 2006 and 2005 acquisitions of the following hotels:

	•	Torrance Marriott

	•	Vail Marriott

	•	Capital Hotel Investment Portfolio

	•	Oak Brook Hills Marriott Resort

	•	Orlando Airport Marriott

	•	Chicago Marriott

	•	Westin Atlanta North

	•	Conrad Chicago

	•	Renaissance Austin Hotel

	•	Renaissance Waverly Hotel

L	Reflects the adjustment to include the depreciation and amortization resulting from the 2006 and 2005 hotel acquisitions as follows:

Hotel

Torrance Marriott	$51,663
Vail Marriott	1,108,399
Capital Hotel Investment Portfolio	4,979,981
Oak Brook Hills Marriott Resort	1,934,359
Orlando Airport Marriott	4,170,057
Chicago Marriott	10,129,400
Westin Atlanta North	2,411,444
Conrad Chicago	3,555,010
Renaissance Austin Hotel	4,176,250
Renaissance Waverly Hotel	4,418,750

Total	$36,935,313

M

Reflects the adjustment to our historical income tax provision to reflect the pro forma tax provision of our Taxable REIT Subsidiary assuming we had elected REIT status and the TRS leases were in place as of January 1, 2005. Our Taxable REIT Subsidiary’s pro forma pre-tax loss was $4.4 million for the year ended December 31, 2005. The pro forma income tax provision was calculated using our Taxable REIT Subsidiary’s historical effective income tax rate. The pro forma income tax provision includes the $1.4 million income tax charge as a result of our REIT election in 2005 that is reflected in the historical financial statements.

N

Reflects the adjustment to include interest expense incurred for mortgage debt relating to the Capital Hotel Investment Portfolio, the Frenchman’s Reef & Morning Star Marriott Beach Resort, the Orlando Airport Marriott, the Chicago Marriott, the Renaissance Austin Hotel and the Renaissance Waverly Hotel.  The adjustment also includes the unused facility fee on the $75 million senior secured credit facility.

O

Reflects the adjustment to reduce interest expense by $1,594,190 for interest and deferred financing cost amortization of the mortgage debt related to the Torrance Marriott, which was repaid with the proceeds of our initial public offering, by $691,837 for interest and deferred financing cost amortization of the mortgage debt related to the Lodge at Sonoma, a Renaissance Resort & Spa which was repaid with the proceeds of our initial public offering, offset by an increase of interest expense by $1,872,795 relating to the refinancing of the Courtyard Fifth Avenue mortgage debt. The Courtyard Manhattan / Fifth Avenue adjustment consists of (a) $3,421,183 of interest expense and deferred financing cost amortization on the $51 million fixed rate mortgage debt, less (b) $1,548,388 of interest expense and deferred financing cost amortization recorded in the historical financial statements related to the $23 million variable rate mortgage debt. Adjustment also reflects the $137,000 reduction of interest expense included in the historical financial statements related to the $12 million draws under the senior secured credit facility that were repaid with proceeds from the follow-on offering.

P	The shares used in the basic and diluted earning per share calculation include the following:

Common shares outstanding at September 8, 2006	70,441,632
Shares issued in follow-on offering	5,750,000
Unvested restricted shares held by management and employees	461,527
IPO share grants held by corporate officers	405,252

Total basic and diluted	77,058,411

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: December 21, 2006	By:	/s/ Michael D. Schecter

Michael D. Schecter
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP